News Release
Contact: Dan Devine, Chief Financial Officer
866.475.0317 x11117
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Second Quarter 2015 Results
SAN DIEGO (August 4, 2015) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three and six months ended June 30, 2015.

Highlights for the three months ended June 30, 2015 are as follows:

•	Total student enrollment at period end was 51,049.

•	Revenue was $147.1 million compared with revenue of $171.5 million for the same period in 2014.

•
Operating loss was $0.5 million compared with operating income of $22.4 million for the same period in 2014. Included in the operating loss for the three months ended June 30, 2105 were restructuring and impairment charges of $14.4 million.

•	Net loss was $0.7 million compared with net income of $13.0 million for the same period in 2014.

•	Fully diluted loss per share was $0.01 compared with fully diluted earnings per share of $0.28 for the same period in 2014.

Highlights for the six months ended June 30, 2015 are as follows:

•	Revenue was $289.6 million compared with revenue of $328.8 million for the same period in 2014.

•
Operating loss was $1.7 million compared with operating income of $14.6 million for the same period in 2014. Included in the operating loss for the six months ended June 30, 2105 were restructuring and impairment charges of $14.4 million.

•	Net loss was $1.0 million compared with net income of $8.6 million for the same period in 2014.

•	Fully diluted loss per share was $0.02 compared with fully diluted earnings per share of $0.19 for the same period in 2014.

Student Enrollment
Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, was 51,049 students at June 30, 2015, compared with 61,117 students at June 30, 2014.
For the second quarter of 2015, the twelve-month retention for all Ashford students who were active on the last day of the second quarter of 2014 was 62.7%.  For the second quarter of 2014, the twelve-month retention for all Ashford students who were active on the last day of the second quarter of 2013 was 65.7%.
Financial Results
Revenue for the second quarter of 2015 was $147.1 million, compared with revenue of $171.5 million for the same period in 2014. Revenue for the six months ended June 30, 2015 was $289.6 million, compared with revenue of $328.8 million for the same period in 2014.

Operating loss for the second quarter of 2015 was $0.5 million compared with operating income of $22.4 million for the same period in 2014. Operating loss for the six months ended June 30, 2015 was $1.7 million compared with operating income of $14.6 million for the same period in 2014.
Included in the operating loss for each of the three and six months ended June 30, 2105 were restructuring and impairment charges of $14.4 million.
Net loss for the second quarter of 2015 was $0.7 million compared with net income of $13.0 million for the same period in 2014. Net loss for the six months ended June 30, 2015 was $1.0 million compared with net income of $8.6 million for the same period in 2014.
Fully diluted loss per share for the second quarter of 2015 was $0.01 compared with fully diluted earnings per share of $0.28 for the same period in 2014. Fully diluted loss per share for the six months ended June 30, 2015 was $0.02 compared with fully diluted earnings per share of $0.19 for the same period in 2014.
The Company recognized income tax expense for the six months ended June 30, 2015 using a negative effective tax rate of 50.5%.
Balance Sheet and Cash Flow
As of June 30, 2015, the Company had cash, restricted cash, cash equivalents and marketable securities of $362.7 million, compared with $356.5 million as of December 31, 2014.
The Company generated $14.8 million of cash from operating activities during the six months ended June 30, 2015, compared with $3.8 million of cash used in operating activities during the same period in 2014.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is 866-859-7412, and for other callers, 832-900-4623. The access code for all callers is 94760193. A live webcast will also be available on the Company's website at http://ir.bridgepointeducation.com.
A replay of the call will be available via telephone through September 4, 2015. To access the replay, dial 855-859-2056 in the United States / Canada and for other callers, 404-537-3406; then enter the access code 94760193.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master’s and doctoral degree programs. Both provide progressive online platforms as well as campuses in Iowa and Colorado, respectively. Bridgepoint stands for greater access, social learning, and exposure to leading minds.
For more information, visit http://ir.bridgepointeducation.com/investor-relations/ or www.facebook.com/BridgepointEducation.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's outlook for 2015 and beyond. These statements are subject to risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation:

•
the failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act of 1965, as amended, and its regulations, the newly issued Gainful Employment rules and regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions;

•	the imposition of fines or other corrective measures against the Company's institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share, recruiting costs and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; and

•	the inability to recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.
Additional information on factors that could affect the Company's performance or results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the Securities and Exchange Commission (the “SEC”), including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 10, 2015, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 5, 2015, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to be filed with the SEC.
You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions or expectations or any other factors affecting such forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$147,057	$171,522	$289,575	$328,792
Costs and expenses:
Instructional costs and services	71,410	76,853	146,459	159,934
Admissions advisory and marketing	48,495	55,518	100,842	121,296
General and administrative	13,246	16,737	29,568	33,006
Restructuring and impairment charges	14,418	—	14,418	—
Total costs and expenses	147,569	149,108	291,287	314,236
Operating income (loss)	(512)	22,414	(1,712)	14,556
Other income, net	345	712	1,034	1,079
Income (loss) before income taxes	(167)	23,126	(678)	15,635
Income tax expense	483	10,171	343	7,010
Net income (loss)	$(650)	$12,955	$(1,021)	$8,625
Earnings (loss) per share:
Basic	$(0.01)	$0.29	$(0.02)	$0.19
Diluted	(0.01)	0.28	(0.02)	0.19
Weighted average number of common shares outstanding used in computing earnings per share:
Basic	45,674	45,233	45,552	45,066
Diluted	45,674	46,503	45,552	46,524

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$261,023	$207,003
Restricted cash	28,134	25,934
Investments	14,421	12,051
Accounts receivable, net	28,164	21,274
Student loans receivable, net	913	1,003
Deferred income taxes	21,316	21,301
Prepaid expenses and other current assets	25,229	22,818
Total current assets	379,200	311,384
Property and equipment, net	71,068	78,219
Investments	59,088	111,557
Student loans receivable, net	8,191	9,510
Goodwill and intangibles, net	23,046	24,775
Deferred income taxes	19,520	20,175
Other long-term assets	2,435	2,475
Total assets	$562,548	$558,095
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,491	$1,013
Accrued liabilities	55,048	51,403
Deferred revenue and student deposits	98,827	108,048
Total current liabilities	159,366	160,464
Rent liability	24,496	22,098
Other long-term liabilities	9,573	9,652
Total liabilities	193,435	192,214
Total stockholders' equity	369,113	365,881
Total liabilities and stockholders' equity	$562,548	$558,095

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(1,021)	$8,625
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	15,364	12,921
Depreciation and amortization	10,629	11,972
Amortization of premium/discount	225	(89)
Stock-based compensation	5,635	5,058
Excess tax benefit of option exercises	(314)	(986)
Loss on impairment of student loans receivable	923	1,189
Net loss on marketable securities	38	—
Loss on termination of leased space	12,331	—
Loss on disposal of fixed assets	1,545	52
Changes in operating assets and liabilities:
Restricted cash	4,596	4,518
Accounts receivable	(22,079)	(15,755)
Prepaid expenses and other current assets	(2,704)	(1,766)
Student loans receivable	529	480
Other long-term assets	40	86
Accounts payable and accrued liabilities	595	(8,842)
Deferred revenue and student deposits	(9,118)	(20,292)
Other liabilities	(2,446)	(1,012)
Net cash provided by (used in) operating activities	14,768	(3,841)
Cash flows from investing activities
Capital expenditures	(2,182)	(6,203)
Purchases of investments	(192)	(72,426)
Non-operating restricted cash	(6,796)	(200)
Capitalized costs for intangible assets	(1,191)	(2,112)
Sales and maturities of investments	50,195	20,000
Net cash provided by (used in) investing activities	39,834	(60,941)
Cash flows from financing activities
Proceeds from exercise of stock options	226	2,964
Excess tax benefit of option exercises	314	986
Proceeds from the issuance of stock under employee stock purchase plan	136	—
Tax withholdings on issuance of stock awards	(1,258)	(1,204)
Net cash provided by (used in) financing activities	(582)	2,746
Net increase (decrease) in cash and cash equivalents	54,020	(62,036)
Cash and cash equivalents at beginning of period	207,003	212,526
Cash and cash equivalents at end of period	$261,023	$150,490